Exhibit 10.1

AMENDED & RESTATED TERM NOTE

NOTE DATE: _______________

$1,058,219.44

LOAN NO. ________________

FOR VALUE RECEIVED, M-tron Industries, Inc., a Delaware corporation, and Piezo Technology, Inc., a Florida corporation (collectively, the “Borrowers”), jointly and severally promise to pay to the order of First National Bank of Omaha, a national banking association (the “Bank”), at its principal office or such other address as Bank or holder may designate from time to time, the principal sum of $1,058,219.44, or the amount shown on Bank’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below.  Absent manifest error, Bank’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This Amended & Restated Term Note (this “Term Note”) is executed pursuant to that certain Amended & Restated Loan Agreement, of even date herewith, between Borrowers and Bank (the “Loan Agreement”).  All capitalized terms not otherwise defined in this Term Note shall have the meanings provided in the Loan Agreement.

Interest Accrual.  The interest rate on this Term Note is subject to change from time to time based on changes in the LIBOR Rate (as hereinafter defined), adjusted and determined, without notice to Borrowers, as of the date of this Term Note and on the twenty-fourth (24th) day of each calendar month hereafter (“Interest Rate Change Date”).  The “LIBOR Rate” shall mean the London Interbank Offered Rate of Interest for an interest period of one (1) month, on the day that is two London Business Days preceding each Interest Rate Change Date (the “Reset Date”).  “London Business Day” shall mean any day on which commercial banks in London, England are open for general business (the “Index”).  The Index is currently 0.273% per annum.  The interest rate to be applied to the unpaid principal balance under this Term Note prior to the Term Loan Termination Date will be at a rate of 2.10% percentage points plus the Index resulting in an initial rate of interest of 2.373%.  After the Term Loan Termination Date, the interest rate to be applied to the unpaid principal balance of this Term Note will be at a rate of 6.00% percentage points plus 2.10% percentages points plus the Index.

The Index is not necessarily the lowest rate charged by Bank on its loans.  If the Index becomes unavailable during the term of the Term Loan, Bank may designate a substitute index after notifying Borrowers.  Bank will tell Borrowers the current Index rate upon Borrowers’ request.  The interest rate change will not occur more often than each month on the twenty-fourth (24th) day of each month. Borrowers understand that Bank may make loans based on other rates as well.

Repayment Terms.  Beginning on the 24th day of the month immediately following the date of this Term Note, and on the 24th day of each and every month thereafter until the Term Loan Termination Date, Borrowers agree to pay principal per the attached Schedule A, plus accrued interest.  On the Term Loan Termination Date, all remaining principal and accrued interest are due and payable.

Prepayment.  This Term Note may be prepaid in whole or in part without premium or penalty but with interest accrued on the amount prepaid to the date of payment.

Additional Terms and Conditions.  The Loan Agreement, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this Term Note by reference.  Borrowers agree to pay all costs of collection, including reasonable attorneys’ fees and legal expenses incurred by Bank, if this Term Note is not paid as provided above.  This Term Note shall be governed by the substantive laws of the State of Nebraska.

Waiver of Presentment and Notice of Dishonor.  Borrowers jointly and severally and any other person who signs, guarantees or endorses this Term Note, to the extent allowed by law, hereby waive presentment, demand for payment, notice of dishonor, protest and any notice relating to the acceleration of the maturity of this Term Note.

Restated Note.  This Term Note is a restated version of the term note issued by Borrowers in favor of Bank pursuant to the Loan Agreement, and is given in exchange thereof and shall not constitute a cancellation of the principal amount (or unpaid accrued interest) of the Term Loan evidenced thereby.

[The Remainder of This Page Intentionally Left Blank and Signature Page Follows]

M-TRON INDUSTRIES, INC., a Delaware corporation, as Borrower

By:______________________________

      Greg Anderson, President

PIEZO TECHNOLOGY, INC., a Florida corporation, as Borrower

By:_______________________________

      Greg Anderson, President

STATE OF ______________

 )

 ) ss.

COUNTY OF ____________

 )

On this           day of ____________, 2009, before me, the undersigned, a Notary Public, personally appeared Greg Anderson, on behalf of said entity as President of M-tron Industries, Inc., a Delaware corporation, Borrower, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed, as well as that of the corporation.

_____________________________

Notary Public

STATE OF ______________

 )

 ) ss.

COUNTY OF ____________

 )

On this           day of ____________, 2009, before me, the undersigned, a Notary Public, personally appeared Greg Anderson, on behalf of said entity as President of Piezo Technology, Inc., a Florida corporation, Borrower, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed, as well as that of the corporation.

_____________________________

Notary Public